November 15, 2012 Grid-independent Cogen System from Tecogen Comes Through for Greenwich Village Coop Building During Superstorm Sandy WALTHAM, Mass., Nov. 15, 2012 /PRNewswire/ -- Tecogen Inc., a pioneering force in distributed power generation, today reported that the Brevoort, a 1950's era coop tower in Greenwich Village, NY, maintained power, water and heat during the wide spread power outages left in the wake of Superstorm Sandy thanks to Tecogen's combined heat and power (CHP) system. The four Tecogen InVerde units providing power to the building are designed to provide not only efficient, economical and clean power day in and day out, but to continue functioning even in the case of a grid failure and black-out. The Brevoort coop board converted the 20–story building from oil heat to the natural CHP system as part of an energy-efficiency green initiative that was fully implemented in 2010. In New York City, Tecogen's cogeneration systems can operate in parallel with Con Edison utilities during periods of regularly available power. During a power grid failure Tecogen's proprietary inverter and microgrid technology will continue to provide power to the residences. "Having our own power source gives us control of our energy usage and provides a stand- alone system when the local utility fails," said Diane Nardone, President of the Brevoort coop board. "When Sandy hit, Con Edison cut power to the lower 1/3 of Manhattan. Every other building in our neighborhood, with the exception of some NYU facilities, lost power, heat, and in many cases, water. Investing in this technology has given us environmental and economic benefits and the added security of knowing that we can stay up and running no matter what nature throws at us. Powered by our CHP system, we were the only building on lower Fifth Avenue able to provide energy and full service to our residents. A twenty-story climb is not what our shareholders have in mind when they buy apartments in this building." "The Brevoort usually houses about 720 people but those numbers swelled to roughly 1,500 as people came from other parts of NYC," said Joe Weinschreider from Energy Concepts, the design engineers for the Brevoort CHP plant. "The Tecogen CHP system powered the entire building including the central boilers, domestic water pumps, all elevators and all apartments. The plant ran 24/7 under computerized control with remote monitoring until ConEd power was restored five days after the storm." "Our hearts go out to our many friends, families and the communities affected by the storm," said Robert Panora, president and COO of Tecogen. "Tecogen is proud to offer systems that provide security against a city-wide black-out and help save money, gain energy efficiency and reduce the carbon footprint." Tecogen CHP systems offer energy efficiency, carbon reduction, and the ability to meet today's most stringent air quality requirements by virtually eliminating criteria pollutants (contributors to smog) using a proprietary two-stage emission system. A combination of microgrid capabilities, interconnection certification, black start and high part-load efficiencies, makes Tecogen systems a particularly successful way to produce cleaner, reliable and more efficient energy. About Tecogen Inc. Tecogen manufactures highly efficient, ultra-clean Combined Heat and Power products including natural gas engine-driven cogeneration, air conditioning systems, and high- efficiency water heaters for industrial and commercial use. Tecogen has an installed base of more than 2,100 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com. FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward- looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Tecogen Media Contact Information: Melinda M. Furse Tecogen Inc. P: 781-466-6444 E: melinda.furse@tecogen.com Tecogen Investor Contact Information: John N. Hatsopoulos P: 781-622-1120 E: jhatsopoulos@tecogen.com SOURCE Tecogen Inc.